Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197042) of BB&T Corporation of our report dated June 30, 2014 relating to the financial statements of McGriff, Seibels & Williams, Inc. Employee 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, NC
June 30, 2014